Exhibit 99.1

Grace News
Media Relations Greg Ten Eyck T +1 410.531.4460 greg.teneyck@grace.com	Investor Relations Tania Almond T +1 410.531.4590 tania.almond@grace.com

Cummings, Gulyas Elected to Grace Board of Directors

Columbia, MD - Jan. 23, 2015 - W. R. Grace & Co. (NYSE: GRA) (“Grace”) announces that its Board of Directors has elected two new members—Robert F. Cummings, Jr., and Diane H. Gulyas. Their election increases the board from eight to 10 members. Both will be up for re-election at Grace’s annual meeting.

Grace Chairman and Chief Executive Officer Fred Festa said, “We are pleased to add these two highly qualified leaders to our board. Both bring unique knowledge and expertise, which will help us expand our global reach, execute on our growth programs, and capture significant opportunities ahead.”

Cummings has more than 30 years of investment banking experience spanning financings, mergers and acquisitions, and strategic advice. He has served as Vice Chairman of Investment Banking at JPMorgan Chase & Co. since 2010. He began his business career in the investment banking division of Goldman, Sachs & Co. in 1973 and was a partner of the firm when he retired in 1998. Currently he also is a director of Corning Inc. and Viasystems Group, Inc.

Gulyas brings to the board substantial and varied management experience and achievement in engineering, manufacturing, marketing, and non-U.S. sales and distribution gained over many years as a senior executive of E.I. DuPont De Nemours and Company. She last served as President of DuPont’s performance polymers business from 2009 to 2014. Prior to that, she was chief marketing and sales officer, leading corporate branding and marketing communications, market research, e-business, and global sales and marketing. Gulyas also currently serves as a director of Mallinckrodt Pharmaceuticals.

About Grace

Built on talent, technology, and trust, Grace is a leading global supplier of catalysts; engineered and packaging materials; and specialty construction chemicals and building materials. The company’s three industry-leading business segments—Grace Catalysts Technologies, Grace Materials Technologies, and Grace Construction Products—provide innovative products, technologies, and services that improve the products and processes of our customer partners in over 150 countries around the world. Grace employs approximately 6,500 people in over 40 countries and had 2013 net sales of $3.1 billion. More information about Grace is available at grace.com.

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This announcement contains forward-looking statements, that is, information related to future, not past, events. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues” or similar expressions. Forward-looking statements include, without limitation, expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; and markets for securities. For these statements, Grace claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Like other businesses, Grace is subject to risks and uncertainties that could cause its actual results to differ materially from its projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to materially differ from those contained in the forward-looking statements include, without limitation: risks related to foreign operations, especially in emerging regions, including currency exchange rate changes; the cost and availability of raw materials and energy; the effectiveness of its research and development and growth investments; acquisitions and divestitures of assets and gains and losses from dispositions; developments affecting Grace's funded and unfunded pension obligations; its legal and environmental proceedings; costs of compliance with environmental regulation; and those additional factors set forth in Grace's most recent Annual Report on Form 10-K, quarterly report on Form 10-Q, and current reports on Form 8-K, which have been filed with the Securities and Exchange

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Exhibit 99.1

Commission and are readily available on the Internet at www.sec.gov. Reported results should not be considered as an indication of future performance. Readers are cautioned not to place undue reliance on Grace's projections and forward-looking statements, which speak only as the date thereof. Grace undertakes no obligation to publicly release any revision to the projections and forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.

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